As filed with the Securities and Exchange Commission on January 24, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FIRST INTERSTATE BANCSYSTEM, INC.

(Exact name of registrant as specified in its charter)

Montana	81-0331430
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

401 North 31st Street Billings, Montana	59101
(Address of Principal Executive Offices)	(Zip Code)

FIRST INTERSTATE BANCSYSTEM, INC.

2006 EQUITY COMPENSATION PLAN

(Full title of plan)

Kevin P. Riley

Executive Vice President and Chief Financial Officer

FIRST INTERSTATE BANCSYSTEM, INC.

401 North 31st Street

Billings, Montana 59101

(Name and address of agent for service)

(406) 255-5390

(Telephone number, including area code, of agent for service)

With a Copy to:

Holland & Hart LLP

Attn: Scott A. Berdan, Esq.

One Boulder Plaza

1800 Broadway, Suite 300

Boulder, CO 80302

(303) 473-2712

Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount to be	maximum offering	maximum aggregate	Amount of registration fee
Title of each class of securities to be registered	registered (1)	price per share (2)	offering price (2)
Class A common stock, no par value	1,500,000	$26.97	$40,455,000.00	$5,210.60

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of the Registrant’s Class A common stock, no par value, which may be offered and issued to prevent dilution resulting from adjustments as a result of stock dividends, stock splits, reverse stock splits, recapitalizations, reclassifications, mergers, split-ups, reorganizations, consolidations and other capital adjustments.
(2)	Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(h) under the Securities Act based on the average of the high and low prices as reported on the Nasdaq Stock Market on January 21, 2014.

EXPLANATORY NOTE

This Registration Statement is being filed in accordance with General Instruction E to Form S-8 for the purpose of registering 1,500,000 additional shares of Class A common stock, no par value, of First Interstate BancSystem, Inc. (the “Registrant”), reserved for issuance under the 2006 Equity Compensation Plan, as amended. These shares are additional securities of the same class as other securities for which a registration statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

The Registrant’s Form S-8 Registration Statement filed with the Securities and Exchange Commission (the “Commission”) on May 5, 2006 (File No. 333-133837), as amended on July 7, 2010, is hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are hereby incorporated by reference in this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the Commission on March 1, 2013.

(b) The Registrant’s definitive Proxy Statement in connection with the solicitation of proxies for the Registrant’s 2013 Annual Meeting of Stockholders filed with the Commission on April 2, 2013.

(c) The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013 filed with the Commission on May 1, 2013, July 31, 2013 and October 31, 2013, respectively.

(d) The Registrant’s Current Reports on Form 8-K filed with the Commission on February 13, 2013, April 25, 2013, May 28, 2013, July 8, 2013, July 25, 2013, July 30, 2013, November 25, 2013 and January 23, 2014.

(e) (i) The description of the Class A common stock of the Registrant contained in a registration statement on Form 8-A filed by the Registrant under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on March 9, 2010, and any amendments or reports filed for the purpose of updating such description.

(e) (ii) The description of the Class B common stock of the Registrant contained in a registration statement on Form 8-A filed by the Registrant under Section 12(g) of the Exchange Act, on April 15, 2002, as amended on March 12, 2010, and any further amendments or reports filed for the purpose of updating such description.

All documents filed subsequent hereto by the Registrant, pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all of the Registrant’s common stock offered hereby has been sold or which deregisters all of the Registrant’s common stock then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and shall be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or so superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Regulation S-K Exhibit	Document

4.1	Amended and Restated Articles of Incorporation dated March 5, 2010 (incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K/A filed on March 10, 2010).

4.2	Second Amended and Restated Bylaws dated January 27, 2011 (incorporated herein by reference to Exhibit 3.8 of the Company’s Current Report on Form 8-K filed on February 3, 2011).

4.3	First Interstate BancSystem, Inc. 2006 Equity Compensation Plan amended and restated as of November 21, 2013.

4.4	Form of First Interstate BancSystem, Inc. 2006 Equity Compensation Plan Restricted Stock Award Grant Agreement (Employees) – Performance Awards (incorporated herein by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on February 13, 2013).

5.1	Opinion of Holland & Hart LLP as to the legality of securities being offered.

23.1	Consent of McGladrey LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Holland & Hart LLP (included in Exhibit 5.1)

24	Power of Attorney (included on page 4 of this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Billings, State of Montana, on January 23, 2014.

First Interstate BancSystem, Inc.

By:	/s/ ED GARDING
Ed Garding
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature to this Registration Statement appears below hereby constitutes and appoints Ed Garding and Kevin P. Riley, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his or her behalf individually and in the capacity stated below, and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that such attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Thomas W. Scott Thomas W. Scott	Chairman of the Board	January 23, 2014

/s/ James R. Scott James R. Scott	Executive Vice Chairman of the Board	January 23, 2014

/s/ Steven J. Corning
Steven J. Corning	Director	January 23, 2014

/s/ David H. Crum David H. Crum	Director	January 23, 2014

/s/ William B. Ebzery
William B. Ebzery	Director	January 23, 2014

/s/ Charles E. Hart, M.D., M.S.
Charles E. Hart, M.D., M.S.	Director	January 23, 2014

/s/ James W. Haugh
James W. Haugh	Director	January 23, 2014

/s/ Charles M. Heyneman
Charles M. Heyneman	Director	January 23, 2014

/s/ John M. Heyneman, Jr.
John M. Heyneman, Jr.	Director	January 23, 2014

/s/ David L. Jahnke
David L. Jahnke	Director	January 23, 2014

/s/ Ross E. Leckie
Ross E. Leckie	Director	January 23, 2014

/s/ Jonathan R. Scott
Jonathan R. Scott	Director	January 23, 2014

Signature	Title	Date

/s/ Randall I. Scott
Randall I. Scott	Director	January 23, 2014

/s/ Michael J. Sullivan
Michael J. Sullivan	Director	January 23, 2014

/s/ Teresa A. Taylor
Teresa A. Taylor	Director	January 23, 2014

/s/ Theodore H. Williams
Theodore H. Williams	Director	January 23, 2014

/s/ Ed Garding Ed Garding	President, Chief Executive Officer and Director (Principal executive officer)	January 23, 2014

/s/ Kevin P. Riley
Kevin P. Riley	Executive Vice President and Chief Financial Officer (Principal financial and accounting officer)	January 23, 2014

FIRST INTERSTATE BANCSYSTEM, INC.

EXHIBIT INDEX

Regulation S-K Exhibit	Document

4.1	Amended and Restated Articles of Incorporation dated March 5, 2010 (incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K/A filed on March 10, 2010).

4.2	Second Amended and Restated Bylaws dated January 27, 2011 (incorporated herein by reference to Exhibit 3.8 of the Company’s Current Report on Form 8-K filed on February 3, 2011).

4.3	First Interstate BancSystem, Inc. 2006 Equity Compensation Plan amended and restated as of November 21, 2013.

4.4	Form of First Interstate BancSystem, Inc. 2006 Equity Compensation Plan Restricted Stock Award Grant Agreement (Employees) – Performance Awards (incorporated herein by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on February 13, 2013).

5.1	Opinion of Holland & Hart LLP as to the legality of securities being offered.

23.1	Consent of McGladrey LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Holland & Hart LLP (included in Exhibit 5.1).

24	Power of Attorney (included on page 4 of this Registration Statement).